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                                                                     EXHIBIT 5.1
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                              Venture Law Group,
                          A Professional Corporation
                              2800 Sand Hill Road
                             Menlo Park, CA 94025
                              Tel: (650) 854-4488
                              Fax: (650) 233-8386


                                 May 18, 2001

DURECT Corporation
10240 Bubb Road
Cupertino, CA 95014

     Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration
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Statement") filed by you with the Securities and Exchange Commission (the
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"Commission") on May 18, 2001 in connection with the registration under the
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Securities Act of 1933, as amended, of a total of 3,107,920 shares of your
Common Stock (the "Shares") reserved for issuance under your 2000 Employee Stock
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Purchase Plan and 2000 Stock Plan as well as under the Southern BioSystems, Inc.
1993 Stock Option Plan and the Southern Research Technologies, Inc. 1995 Nonqualified Stock Option Plan. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                    Very truly yours,

                                    VENTURE LAW GROUP
                                    A Professional Corporation

                                    /s/ Venture Law Group